UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CBEYOND COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3636526
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 300
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124971

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Cbeyond Communications, Inc. (the “Registrant”) is set forth under the heading “Description of Our Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 16, 2005 (File No. 333-124971), as amended to date, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits are incorporated herein by reference to the corresponding exhibit to the Registration Statement:

3.2	Second Amended and Restated Certificate of Incorporation of the Registrant.

3.4	Second Amended and Restated Bylaws of the Registrant.

4.1	Form of Certificate of Common Stock, par value $.01 per share, of the Registrant.

10.1	Second Amended and Restated Shareholders Agreement, dated as of December 29, 2004, by and among Cbeyond Communications, Inc. and the other parties thereto.

10.2	Third Amended and Restated Registration Rights Agreement, dated as of December 29, 2004, by and among Cbeyond Communications, Inc. and the other signatories thereto.

10.4	Stock Purchase Agreement, dated as of November 1, 2002, by and between Cbeyond Communications, Inc. and Cisco Systems Capital Corporation.

10.8	Stock Subscription Warrant of Cisco Systems Capital Corporation, dated as of March 31, 2004, to Purchase Shares of Common Stock of Cbeyond Communications, Inc.

10.9	Stock Subscription Warrant of Cisco Systems Capital Corporation, dated as of November 1, 2002, to Purchase Shares of Common Stock of Cbeyond Communications, Inc.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cbeyond Communications, Inc.

By:	/s/ James F. Geiger
James F. Geiger Chairman, President and Chief Executive Officer

Date: October 27, 2005